EXHIBIT 10.1
                             5251-C Hwy. 153 #192 Hixson, TN 37343
 GENISIS                     Telephone: 423-876-8685, Fax: 423-876-8656
                             E-Mail: sales@genconsult.com
                             Web Page: www.genconsult.com

November 20, 2002

J. Kim Sorensen
yourTravelBiz.com, Inc.
200 West Third St. Suite 600
Alton, IL 62002

Re: Proposal, Contract

Dear Kim,

Here are the prices for the Genesis VIRTUAL OFFICEtm with Distributor Replicated Web Sites Module and related modules to accomplish what we have discussed. This quote is based on several preliminary phone consultations. All quotes are subject to change due to specification changes or understandings and shall be submitted in a change order.

    VIRTUAL OFFICEtm Corporate Web Site                            $ 38,000.00*
    (E-Commerce Web Site, Shopping Cart, Distributor
    Rep Sites, Customer Sign Up, Downline Tracking,
    Invoice & Tracking)
    Training & Installation (done via Phone/Internet)
    Additional Comp Plan Programming                               $  5,000.00
    Data Conversion from existing Data                             $       TBD
    Customized Reports and Web Interfaces                          $       TBD
    VeriSign 40-Bit SSL Certificate                                $    525.00**

* Includes 80 Hours Comp Plan & other Programming and 25 Hours of Graphic Rendering any additional hours are at our then current standard hourly rate.

** Payable separately upfront before Web Site is published, not included in 1/3 Deposit.

All hosting, administrative maintenance and transaction fees are shown in the contract. Any Web Site content translations into other languages shall be either done by Customer before submittal to Genesis or done at additional cost to Customer.

If you need additions or modification to the software at any time, those changes are at our published hourly rate at the time of the request. We can also give you a set price for most addition or modification upon request. In addition, future needs to reach your projected goals can be addressed at the proper time based on the company's growth and requirements.

I have also included a Contract as an article of this proposal, should you have any questions please feel free to call me.

Sincerely,
/s/Dennis R. Ashe
Dennis R. Ashe, General Manager

The above proposal is valid until December 20, 2002.

If you would like to proceed with the system purchase, please sign below:



A deposit equal to 1/3 of the total price is enclosed.



BY: ____________________________
For, yourTravelBiz.com, Inc.


Printed Name: ____________________


Title: ___________________________


Date: _____/_____/______

                                    AGREEMENT
                                    ---------

         THIS AGREEMENT, effective as of September 6th, 2002, by and between Genesis Consulting, an Unincorporated Business Organization (hereinafter referred to as "Company"), whose address is 5251-C Hwy. 153 #192, Hixson, Tennessee 37343, and yourTravelBiz.com, Inc., a Illinois Corporation, (hereinafter referred to as "Customer") with offices at 200 West Third Street Suite 600, Alton, IL 62002.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Company is in the business of providing internet web site administration services and systems and software development for a variety of applications, and, in particular, has developed and provides to its customers certain software programs and operating systems applicable to (i) the creation of web sites and the development of internet marketing capabilities (both multilevel and direct), and (ii) the creation and maintenance of certain related financial services; and

          WHEREAS, pursuant to the terms and conditions of this Agreement, Customer desires that Company provide the products and services hereinafter described, together with the applicable licenses; and

         WHEREAS, the parties further wish to bind themselves upon the following terms and arrangements;

         NOW, THEREFORE, in consideration of the agreements, covenants, and conditions herein contained, the parties agree as follows:

         1. APPLICABLE SYSTEMS DESIGNS AND SOFTWARE. Company hereby agrees to provide Customer with certain systems design and software and the construction of a proposed Internet website, consistent with mutually agreed upon specifications ("Specifications"), as is generally described on EXHIBIT A attached hereto and made a part hereof. Company will complete the Specifications, and Company will install and program the applicable systems and software (the "Software") and implement the other features of the Specifications, including the construction of the proposed website, in accordance with the schedule described on EXHIBIT B attached hereto and made a part hereof (the "Schedule"). The fees and the payment schedule for the preparation of the systems design and for all such Software and other related items (the "Fees") are set forth on EXHIBIT C.

         2. PRESENTATION AND ACCEPTANCE OF SPECIFICATIONS.

                  (a) The Specifications provided by Company to Customer may, if considered appropriate by Company, in its sole discretion, may include any one or more of the following:

                    (1) General systems flow charts and descriptions;

                    (2) Input and output forms, layouts and designs;

                    (3) File layouts;

                    (4) Visual display terminal layouts;

                    (5) Hardware and system software requirements (the "system configuration");

                    (6) Coding and numbering schemes; and

                    (7) Processing rules.

                  (b) The initial Specifications shall be provided to Customer within the time frame specified in the Schedule set forth on EXHIBIT B. The Customer, upon receipt of the initial Specifications, shall promptly review same, and shall advise Company of any proposed revisions thereto. Company and Customer shall mutually agree to any revisions which are to be made to the initial Specifications within the time frame specified in the Schedule. Company shall promptly modify and deliver to the Customer the Specifications as may be required by any such agreed upon revisions, and Customer shall review and approve the revised Specifications within 15 days following Company's delivery thereof to Customer. The Specifications (whether initial or revised) as agreed upon by Company and Customer shall be incorporated herein by specific reference thereto.

                  (c) Customer understands that the process of developing the Specifications and agreeing on any material revisions thereto may substantially alter the scope and extent of the required software development effort by Company. As such, upon any material revision by Customer of the initial Specifications, Company reserves the right to amend the estimates and quotes of price, delivery times and system configuration based upon the initial Specifications. At the time of delivery to Customer of such revised Specifications, Company shall furnish Customer with any such amended prices, delivery times and system configuration as may be required by the revised Specifications.

                  (d) Any additional subsequent changes to the revised version of the Specifications, together with any additional costs or adjustments in delivery times or systems configuration, shall be by mutual agreement and set forth in a separate written Change Order. Such Change Orders shall be signed by a duly authorized representative of each party, and shall be incorporated into this Agreement by reference herein.

                  (e) In the event that the parties, through no fault of Company, are unable for any reason to agree on the initial or any revised Specifications or any corresponding amendments in price, delivery times, or system configuration within the time frames set forth in the Schedule, this Agreement shall then, at the election of either party, terminate, and Customer shall (i) pay Company a reasonable amount for the services rendered by Company's employees to date based upon Company's then prevailing hourly billing rates for such employees, and (ii) reimburse Company for the reasonable out-of-pocket expenses actually incurred by Company.


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
                  (f) The Specifications and accompanying written material developed by Company for Customer shall belong to Customer upon payment to Company of the amounts due it under this Agreement for said material.

         3. TESTING AND ACCEPTANCE OF SOFTWARE PRODUCTS.

                  (a) A software agreement plan (hereinafter the "Plan") which describes in writing the acceptance test procedures for each Software product deliverable hereunder shall be provided by Company together with the Specifications initially delivered to Customer. Customer and Company shall review and finalize the Plan in the same manner as set forth in PARAGRAPH 2 above relative to the Specifications, and the final version of the Plan shall be approved by a duly authorized representative of each party and incorporated into this Agreement by reference herein.

                  (b) Company shall notify Customer of the completion of the installation and the satisfactory operation of each particular Software product deliverable to Customer pursuant to this Agreement. Customer shall conduct the applicable acceptance test as set forth in the Plan within the time frame set forth in the Plan. Acceptance of the respective Software products shall occur upon the successful completion of the acceptance test applicable to such Software product. If such testing is delayed by Customer for 15 days or beyond the period otherwise agreed to in writing by both parties, then acceptance shall be deemed to have occurred for that particular Software product. In the event that any applicable acceptance test is performed but not successfully completed with respect to a particular Software product, then the Company shall have 30 days in which to correct any defects and repeat the test until the test is successfully completed. If Customer refuses to complete the acceptance test for a particular Software product within the period of time stated immediately above, and provided further that Company has not refused to make any corrections to the Software product that are necessary in order to successfully complete the acceptance test set forth in the Plan, then (1) this Agreement shall terminate,
(2) Customer shall pay Company a reasonable amount for the services rendered by Company's employees to date based upon Company's then prevailing hourly billing rates for such employees and shall reimburse Company for the reasonable out-of-pocket expenses actually incurred by Company, (3) all amounts previously paid to Company by Customer shall be non-refundable, (4) all software licenses shall terminate, and (5) except as otherwise set forth herein, the rights, obligations and liabilities of each party shall cease.

                  (c) At the time specified in the Schedule, Company shall publish software to Company's Web Server(s) for access by Customer's Retail Customers and Distributors one copy of the binary code for the respective Software products in machine-readable form compatible with the system configuration specified in the Specification. If the Specifications state that such software is operational at Customer's site or a Third Party's site at the time of delivery, Company shall publish the site to that location.



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
                  (d) If procedural, system or operating documentation is required by the Customer, then it shall be at additional cost to Customer at the then Hourly Rate of the Company. Customer and Company shall mutually agree to the contents and description of the documentation to be furnished Customer hereunder, and the same shall be set forth in a writing entitled "Documentation Description" signed by both parties, and incorporated herein by reference. At the time designated for the delivery of the respective Software products, or at the time of training, if required therefore, Company shall provide to Customer one copy of said copyrighted software documentation. Customer may copy said documentation, in whole or in part, for its internal purposes with the proper inclusion of Company's copyright notice.

         4. HARDWARE. In accordance with the Specification, Company agrees to provide to Customer and to install for Customer at Customer's facility those computer systems and related equipment as are described on EXHIBIT D attached hereto and made a part hereof (the "Hardware"), in accordance with the specific prices, terms and conditions set forth on EXHIBIT D.

         5. OTHER SERVICES.

                  5.1 SERVICES. Company hereby agrees to provide Customer with the services described on EXHIBIT E attached hereto and made a part hereof (the "Services"), in accordance with the specific terms and conditions set forth on EXHIBIT E.

                  5.2 TERM. Unless earlier terminated as set forth herein, Company will provide Customer with the Services for a period of two (2) years from the date hereof, and the term thereafter shall be automatically renewable for consecutive one (1) year terms unless this Agreement is earlier terminated as set forth herein. The parties further agree that time is of the essence in the performance of this Agreement.

                  5.3      TERMINATION.

                           (a) TERMINATION BY MUTUAL AGREEMENT. This Services
under this Agreement may be terminated at any time by mutual written agreement between the parties.

                           (b) TERMINATION BY CUSTOMER. After the initial 2-year
term, the Services under this Agreement may be terminated by Customer at any time upon 60 days prior written notice to Company. Notwithstanding the previous sentence, Customer may terminate the Services under this Agreement at any time if Company is in breach of a material provision of this Agreement and fails to remedy such breach within 15 days after receiving notice thereof.

                           (c) TERMINATION BY COMPANY. Company may terminate the
Services under this Agreement at any time if Customer is in breach of a material provision of this Agreement and fails to remedy such breach within 15 days after receiving notice thereof. Notwithstanding the previous sentence, Company may immediately terminate the Services by providing written notice to Customer upon the occurrence of any of following events: (1) Customer shall cease to do business; or (2) a proceeding shall be commenced or a petition shall be filed in a court of competent jurisdiction seeking (i) relief with respect to Customer under the United States Bankruptcy Code, or any other federal or state bankruptcy, receivership or similar law, or (ii) the appointment of a receiver, trustee, conservator or a similar official for Customer; or (3) Customer makes a general assignment for the benefit creditors. Upon the occurrence of any such event, Company, in addition to any other remedies at law or in equity which may be available, shall have the right, in Company's sole discretion, to immediately terminate the Services and the licenses granted hereunder to Customer, and upon such termination, Customer shall no longer have the right or authority to use the Software.

         6. TRAINING AND TECHNICAL ASSISTANCE. If Software is to Reside at Customers Location and on Customers Hardware then at the time of delivery to Customer of the final version of the Specifications, Customer and Company shall mutually agree to a general outline of the particular training to be provided to Customer by Company, and a written description of all such training shall be set forth in a document entitled "Training Description," signed by both parties, and incorporated into this Agreement by reference. The Training Description shall describe the particulars of the training to be provided hereunder, including the dates and location of any such training, the number of training participants, and their respective qualifications. The Customer agrees that its personnel will use their best efforts to properly use and maintain the Software and the Hardware in accordance with the training and instruction provided by Company. Company will also, in accordance with the terms and fees described on EXHIBIT F (if Applicable), provide technical assistance and support to Customer throughout the term of this Agreement with respect to the use and maintenance of the Software. Technical assistance shall be provided by Company using such means (remote, on-site, etc.) as Company, in its reasonable discretion, shall determine to be appropriate under the particular circumstances necessitating such assistance.

         7. HARDWARE WARRANTIES. Other than the conveyance of any applicable warranties of any of the manufacturers of the Hardware, Company MAKES NO OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, REGARDING ANY OF THE HARDWARE, AND Company HEREBY DISCLAIMS, AND CUSTOMER EXPRESSLY WAIVES, ANY AND ALL OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         8. SOFTWARE WARRANTIES.

                  8.1 WARRANTY. Company warrants that the particular Software provided to Customer pursuant to this Agreement, when used in conjunction with properly maintained and fully operational computer hardware, will substantially perform in accordance to the applicable Specifications for a period of one (1) year from the date of Customer's acceptance of the particular Software. However, because of the complexity of computer technology, Company cannot and does not warrant that the operation of the Software will be uninterrupted or error-free, and Company makes no representations regarding the use or the results of the Software and related user documentation or other materials concerning their accuracy, correctness, or reliability. This warranty shall only apply to any Software which is reported as being defective to Company within one (1) year from the date of Customer's acceptance of the subject Software, and which are examined by Company and reasonably determined to be defective. Some states and jurisdictions do not allow limitations on duration of an implied warranty, so the above limitation may not apply to Customer. To the extent allowed by applicable law, implied warranties on the Software, if any, are limited to one
(1) year.

                  8.2 WARRANTY CONDITIONAL. The foregoing warranty shall immediately cease and terminate, and no warranty shall apply, as to any Software if: (a) such Software is used by Customer in any manner inconsistent with the provisions of this Agreement, or if it has been subject to misuse or becomes damaged due to some fault of Customer, whether as a result of intentional or negligent acts of Customer, Customer's employees or agents, or due to accident, or the like; (b) such Software has been modified by anyone other than Company without the prior written consent of Company; (c) such Software has been used in combination with computer equipment or any other equipment or devices not approved in writing by Company; (d) Customer fails to maintain the proper environmental conditions for the computer products on which the Software is operating, which environmental conditions have been communicated to Customer by Company; or (e) the Software is operating on a central processing unit other than that on which the Software was first installed.

                  8.3 NO MODIFICATION OF WARRANTY. No oral or written information, advice, or communication of any nature by or from Company or its representatives shall create a warranty or in any manner increase or modify the scope of this warranty.

                  8.4 CUSTOMER REMEDIES. Company's entire liability and Customer's exclusive remedy under this PARAGRAPH 8 shall be, at Company's option, either: (1) refund of the Software fees paid, if any, by Customer to Company pursuant to this Agreement; or (2) correct any non-conformance to the Specifications as soon as is reasonably possible after receipt by Company of written notice of such non-conformance from Customer. Customer shall reimburse Company on a time and materials basis for any warranty claim which upon investigation Company reasonably determines is not due to non-conformance of the Software to the Specifications.



                  8.5 DISCLAIMER OF WARRANTIES. THE WARRANTIES SET FORTH ABOVE IN THIS SECTION 8 ARE IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, Company DISCLAIMS, AND CUSTOMER HEREBY EXPRESSLY WAIVES, ANY AND ALL OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, WITH REGARD TO THE SOFTWARE. THIS WARRANTY GIVES CUSTOMER SPECIFIC LEGAL RIGHTS. CUSTOMER MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

         9. SOFTWARE PRODUCT LICENSE.

                  9.1 GRANT OF LICENSE. The Software provided by Company to Customer pursuant to this Agreement is protected by copyright laws, as well as other intellectual property laws and treaties. The Software is being licensed to Customer, not sold or otherwise transferred. This Agreement grants to Customer a personal, non-transferable, and non-exclusive license which gives Customer the right to use the Software in the quantity ordered from Company either on a stand-alone computer or on a network in accordance with the terms and conditions of this Agreement. No title to or ownership of the Software or any parts thereof is transferred to the Customer.

                  9.2 STAND-ALONE COMPUTER USE AND SHARED NETWORK USE. Customer may install and use one (1) copy of any Software on a single computer. Customer may also store or install one (1) copy of any Software on each computer which is an integrated part of a computer network at a single office location, including a storage device, such as a network or internet server, used only to install or run the Software on Customer's other computers over an internal or external network. In the event that an equipment malfunction occurs in the above single computer or network causing the Software to become inoperable on such single computer or network, the Software (or copies thereof) may be used on another single computer on a temporary basis during such malfunction. Customer shall not provide, or otherwise make available, the software or any part or copies thereof in any form to any third party.

                  9.4 LIMITATIONS ON REVERSE ENGINEERING, DECOMPILATION, AND DISASSEMBLY. Customer may not alter, merge, modify, or adapt any of the Software in any way and may not reverse engineer, decompile, or disassemble any of the Software, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

                  9.5 SEPARATION OF COMPONENTS. Each individual Software is licensed as a single product. Its component parts may not be separated for use on more than one computer.

                  9.6 RENTAL OR SUBLICENSE. Customer may not rent, lease, lend, or sublicense any Software or any copy thereof.

                  9.7 SOFTWARE TRANSFER. Customer may not transfer or assign any of the Software or the license to use the Software granted hereunder to any other person or entity without the prior written consent of Company.

                  9.8 U.S. EXPORT CONTROL. Customer hereby represents and warrants to Company that it will not violate any applicable export laws of the United States relative to the Software, and it will not unlawfully transport or transmit the Software.

                  9.9 OWNERSHIP & INTELLECTUAL PROPERTY RIGHTS. Customer acknowledges and agrees that, except for the rights granted under this Agreement, all right, title and interest in and to the Software and all copyrights, patents, design rights, trade secrets, and other intellectual property rights relating to the Software (including but not limited to, any images, photographs, animations, video, audio, music, text, and "applets" incorporated into the Software), the accompanying printed materials, and any copies of the Software, are owned by and shall remain the property of Company. The Software is protected by United States copyright laws, other applicable copyright laws, and international treaty provisions. Any violation of the intellectual property rights of Company constitutes a breach of this Agreement for which Company reserves the right to seek any and all legal and/or equitable remedies available to it.

                  9.10 PROPRIETARY RIGHTS. Customer hereby expressly acknowledges that Customer does not have, and shall not by virtue of this Agreement acquire, any proprietary rights whatsoever of any kind in or over any adaptation, modification, derivation, addition, or extension of or to the Software, and that Customer's sole right in relation thereto is as set forth herein. The original and any copies of the Software, whether made by Customer or Company are and shall remain the property of Company. Company reserves the right to make periodic changes, enhancements, revisions and alterations of any kind to the Software and/or related documentation or other material without any prior notice to Customer or any other person, entity or organization.

                  9.11 ESCROW OF SOURCE CODE. At the Customers expense, the Source Code for this project shall be placed into an escrow account with an independent, third-party escrowee for the protection of the Customer should Company cease the operation of business for any reason. If the Company ceases the operation of business, then Customer shall be provided with a complete copy of both the Source Code for Customers Project and any Documentation related to Customers Project. Customer shall pay all initial Setup and Annual Fees for this service provided by the independent third-party escrowee. This service shall be executed under a separate Agreement. Company shall, upon execution of this Agreement, notify Customer of the name, physical and electronic addresses, and telephone and facsimile numbers of the escrowee and shall immediately notify Customer of any subsequent changes thereto.

                  9.12 ACCUMULATED DATA. Notwithstanding the provisions of this
Article 9, Company acknowledges and agrees that all right, title and interest in and to any and all information and data accumulated, stored, produced, generated by or otherwise resulting from the application or function of the Software are and shall be the exclusive property of Customer. Any such information and data held or stored by or otherwise in the possession of Company shall be so in trust for the benefit of Customer and shall not create or result in any ownership rights therein by Company. Company shall have no right to retain, reproduce, manipulate or manage such information and data, except as provided under this Agreement.

         10. CONFIDENTIALITY. Customer acknowledges that the operating systems, the Software, and the associated functional specifications and designs to be provided to Customer by Company hereunder (the "Confidential Information") represent the application of Company's proprietary expertise and knowledge, and have been developed as a result of substantial effort by Company. All documentation, diagrams, drawings and other materials provided to Customer by Company relating to the Confidential Information (the "Confidential Documents") shall be considered the confidential property of Company, and must be returned to Company on demand. While in possession of Customer, the Confidential Documents may not be reproduced in any form or provided to a third party without the prior written consent of Company. In addition, during the course of this Agreement, Customer may receive or otherwise acquire information deemed by Company to be confidential and secret. Customer agrees that it will not, except as authorized by Company in writing, disclose, divulge or communicate to, or use for the benefit of itself or any other person, firm, corporation or association, any Confidential Information.

         Likewise, Company agrees to keep confidential any and all business and proprietary information of Customer which is disclosed to, or which Company becomes aware of, as a result of the use of Customer's data and information.

         11. REPRESENTATIONS & WARRANTIES.

                  11.1 REPRESENTATIONS & WARRANTIES OF COMPANY. Company represents and warrants to Customer that, as of the date hereof:

                           (a) BUSINESS STANDING. Company is an Unincorporated
Business Organization duly
created in Bernalillo County, New Mexico on the 13th day of March, 2001 and is approved to contract business in all of the united States of America, with power to carry on its business as presently conducted.

                           (b) NO INFRINGEMENT. To the best of Company's
knowledge, the Software does not
infringe or violate any patent, copyright, trademark, trade secret, trade name or any other property right of any third party.

                           (c) NO CONFLICTING RIGHTS. It has full right and
authority to enter into this
Agreement and to grant to Customer the rights and licenses to the Software granted hereunder.

                  11.2 REPRESENTATIONS & WARRANTIES OF CUSTOMER. In addition to the other representations and warranties made by Customer herein, Customer further represents and warrants to Company that, as of the date hereof:

                           (a) GOOD STANDING. Customer is a duly organized and
validly existing business entity under the laws of the state of its organization, with power to carry on its business as presently conducted.

                           (b) AUTHORITY. Customer has full right, power and
authority to enter into this Agreement and to accept the rights and obligations set forth herein, and that the execution, delivery and performance of this Agreement have been duly authorized and approved by the shareholders, board of directors, board of governors, members, partners, or such other governing body as is applicable according to the form of business of Customer, and in accordance with its governing instruments and the laws of the state of its organization.

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

                           (c) NO CONFLICT. Execution and performance of this
Agreement by Customer shall not conflict with or result in a breach of the terms of any agreements or instruments to which Customer is a party or by which it is or may be bound, or which would constitute a default thereunder.

         12. INDEMNIFICATION, LIMITATION OF LIABILITY, DISCLAIMER.

                  12.1 INDEMNIFICATION. Except as otherwise provided in this Agreement, in the event a claim, lawsuit or demand is brought against one party (the "Defending Party") that arises solely and directly out of the acts or omissions of the other party (the "Indemnifying Party") or which results from any material breach by the Indemnifying Party of any representation or warranty contained herein, the Defending Party shall be indemnified and held harmless by the Indemnifying Party to the extent of any such lawsuit, claim or demand, including costs of litigation and reasonable attorney's fees not covered by insurance. The indemnity obligations under this SECTION 12.1 shall survive the termination of this Agreement for a period of 1 year. Company and Customer agree to give one another prompt notice of any such claim, demand, or action (Defending Party shall notify the Indemnifying Party), and to the extent that there is no material conflict of interest, the Indemnifying Party shall be given the opportunity to fully participate in the defense and all negotiations for a settlement or compromise and the Defending Party shall cooperate fully with the Indemnifying Party in the defense and/or settlement thereof. The Indemnifying Party will not be responsible for any settlement entered into by the Defending Party which the Indemnifying Party has not approved in writing, provided that such approval shall not be unreasonably withheld or delayed.

                  12.2 LIMITATION OF LIABILITY. THIS AGREEMENT IS FOR THE BENEFIT OF THE PARTIES HERETO, AND SHALL NOT CREATE OR EVIDENCE ANY RIGHT IN ANY THIRD PARTY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL Company BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, THE HARDWARE, THE OPERATING SYSTEMS, THE INTERNET WEBSITE, OR ANY OTHER PRODUCT PROVIDED BY Company HEREUNDER, EVEN IF Company HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES COULD REASONABLY HAVE BEEN FORESEEN BY Company.

Company SHALL NOT BE RESPONSIBLE FOR (AND HEREBY EXPRESSLY DISCLAIMS ANY RESPONSIBILITY OR LIABILITY FOR) ANY DECISIONS MADE BY CUSTOMER BASED UPON THE SOFTWARE OR THE OTHER PRODUCTS PROVIDED BY Company HEREUNDER OR THE OUTPUT OR RESULTS GENERATED BY THE SOFTWARE, OR ANY ACTS OR OMISSIONS BY CUSTOMER WHATSOEVER WHICH GIVE RISE TO ANY CLAIMS OF ANY NATURE BY ANY THIRD PARTY.

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

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, CUSTOMER SHALL INDEMNIFY, DEFEND, AND HOLD Company HARMLESS FROM AND AGAINST ANY CLAIMS OF THIRD PARTIES WHATSOEVER INCLUDING, WITHOUT LIMITATION, CLAIMS BY THIRD PARTIES BASED UPON CONTRACT, NEGLIGENCE, PROFESSIONAL NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER LEGAL OR EQUITABLE THEORY AND WHICH IN ANY MANNER RELATE TO THE SOFTWARE OR ANY OTHER PRODUCTS PROVIDED BY Company HEREUNDER OR CUSTOMER'S USE THEREOF, OTHER THAN FAILURE OF THE SOFTWARE OR OTHER PRODUCTS TO FUNCTION OR PERFORM AS PROVIDED HEREUNDER. COMPANY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CUSTOMER FROM AND AGAINST ANY CLAIMS OF THIRD PARTIES FOR INFRINGEMENT OF THE SOFTWARE OR OTHER PRODUCTS DELIVERED BY COMPANY HEREUNDER.
EXCEPT IN THE CASE OF AN INFRINGEMENT ACTION BASED ON THE SOFTWARE,
IN NO EVENT SHALL Company BE LIABLE FOR ERRORS, DELAYS, OR NON-PERFORMANCE DUE TO ANY EVENTS BEYOND ITS REASONABLE CONTROL, INCLUDING, BUT NOT LIMITED TO, ACTS OF GOD, FAILURE OF POWER OR COMMUNICATION, CHANGES IN LAWS OR REGULATIONS OR OTHER ACTS OF GOVERNMENTAL AUTHORITY, STRIKE, WEATHER CONDITIONS, OR TRANSPORTATION. BECAUSE SOME STATES AND JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY, THE ABOVE LIMITATIONS MAY NOT APPLY TO CUSTOMER.

IN NO EVENT SHALL Company's LIABILITY, IF ANY, EXCEED THE AMOUNT PAID TO Company BY CUSTOMER UNDER THE PROVISIONS OF THIS AGREEMENT, AND IN NO EVENT SHALL Company BE LIABLE FOR ANY CLAIM MADE BY CUSTOMER AFTER 2 YEARS FROM THE DATE OF THIS AGREEMENT.

         13. DISPUTE RESOLUTION. The parties hereto agree that the following alternative dispute resolution procedure shall be followed with respect to any dispute arising between the parties which in any manner arises out of or relates to the subject matter of this Agreement or the conduct of the parties in the performance of this Agreement.

                  13.1     NEGOTIATION BY SENIOR EXECUTIVES.

                           (a) Company and Customer shall attempt in good faith
to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between senior executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the ordinary course of business. Within fifteen (15) days after delivery of the notice the party receiving the notice shall submit to the other a written response.

                           (b) The notice and the response shall include: (1) a
statement of each party's position regarding the matter in dispute and a summary of arguments in support thereof, and (2) the name and title of the executive who will represent that party and any other person who will accompany that executive. Within thirty (30) days after delivery of the notice, the designated executives shall meet a mutually acceptable time and place and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored in a timely fashion.

                           (c) If the matter in dispute has not been resolved
within sixty (60) days after delivery of the notice, or if the parties fail to meet within thirty (30) days, either party may initiate subsequent proceedings as contemplated herein.

                  13.2     BINDING ARBITRATION.

                           (a) In the event the parties are unable to resolve
any dispute arising hereunder by negotiation as provided above, either party (the "claimant") may give written notice to the other (hereinafter "respondent") of its intention to arbitrate, which notice shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought, and shall submit the appropriate documents to the Atlanta, Georgia office of the American Arbitration Association (the "AAA") together with the appropriate filing fee. The AAA Commercial Arbitration Rules, as modified or revised by the provisions herein, shall govern the arbitration proceedings, which shall be held in Atlanta, Georgia before a single arbitrator selected from the AAA Commercial Arbitration Panel according to AAA procedures.

                           (b) Any award rendered by the arbitrators pursuant to
the procedure provided above shall be final and binding on the parties. Such award shall be enforceable under the Federal Arbitration Act and applicable state law. Judgment on such award may be entered by either party in the courts of Fulton County, Georgia, which court shall have exclusive jurisdiction over the enforcement of any arbitration award.

                           (c) The parties shall each bear all of their
respective arbitration costs and expenses and shall share equally the costs and expenses of the arbitrator. However, in the discretion of the arbitrator, the prevailing party may be awarded and allowed to recover from the other party its expenses of the arbitration proceedings, including reasonable attorney's fees.

                           (d) The provisions hereof shall be a complete bar and
defense to any suit, action or proceeding instituted in any court or before any administrative tribunal with respect to any dispute or controversy arising out of or in connection with this Agreement. The arbitration provisions hereof shall, with respect any such dispute or controversy, survive the termination or expiration of this Agreement.

         14. NON-HIRING OF COMPANY EMPLOYEES. Customer shall not solicit for employment nor hire any Company employee who is engaged in fulfilling the terms of this Agreement, and should Customer violate this provision, (i) Company may, in its sole discretion, terminate this Agreement, (ii) Customer shall immediately pay all amounts due for services rendered up to time of such termination, (iii) and all Software licenses shall terminate.

         15. TAXES. Prices and fees set forth in this Agreement are exclusive of all applicable sales, use and like taxes. Any tax that Company may be required to collect or pay upon the sale, use of delivery of any of the products or services provided by Company hereunder shall be paid by Customer and such sums shall be due and payable to Company upon delivery of any such products and/or services. Any personal property taxes levied after delivery shall be paid by Customer. It shall be solely the Customer's obligation, after payment to Company, to challenge the applicability of any tax by negotiation with, or action against, the taxing authority.

         16.      GENERAL PROVISIONS.

                  16.1 ASSIGNMENT. Neither party shall assign or otherwise transfer or purport to assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any part thereof without the prior consent in writing of the other party; provided, however, that either party shall have the right to assign this Agreement to an entity that acquires all or substantially all of its assets, all of its issued and outstanding stock or other ownership interests, or to an entity into which Company is merged and Customer shall have the right to assign this Agreement to any entity that controls, is controlled by or is under common control with Customer. Company shall give Customer prompt notice of any such assignment, and Customer shall have the right to terminate the Services provided by Company under this Agreement within thirty (30) days of receipt of such notice.

                  16.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, on the next business day if sent by commercial overnight courier, or five (5) days after the date of mailing if mailed by first class mail, registered or certified, postage prepaid.

                  16.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  16.4 ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements, understandings and communications, whether oral or written.

                  16.5 AMENDMENTS. No provision of this Agreement may be amended, revoked or waived except by a writing signed by each of the parties hereto.

                  16.6 SEVERABILITY. The invalidity or unenforceability of any part of this Agreement, for any reason, shall not prejudice or effect the validity or enforceability of the remainder, and in such event the parties hereto shall use their best efforts to agree upon a replacement for such invalid or unenforceable provision in terms which correspond as closely as possible to the original provision.

                  16.7 PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

                  16.8 HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

                  16.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

                  16.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver such additional documents, agreements, notices, and other instruments as are reasonably necessary or required to effectuate the intent and purpose of this Agreement.

                  16.11 RELATIONSHIP OF THE PARTIES. The parties hereto expressly understand and agree that they are independent contractors in the performance of this Agreement. Neither party, nor its officers, directors, employees, contractors or agents are the agents, employees or joint venturers of the other, nor do they have any authority to bind the other by contract or otherwise to any obligation. Nothing in this Agreement shall create a partnership or franchise between Company and Customer.

                       [SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, which shall be the Effective Date of this Agreement.


COMPANY
By: Genesis Consulting, an Unincorporated Business Organization

         By: _____________________________________
                Dennis R. Ashe, General Manager


CUSTOMER

By: yourTravelBiz.com, Inc. an Illinois Corporation

         By:      ___________________________________
                  J. Kim Sorensen, Vice President

                                    EXHIBIT A
                                    ---------
                          "SOFTWARE AND SPECIFICATIONS"

The solution consist of two components:
     a.Corporate Internet Website that has the following features:
                   Internet:
                         Menu Buttons:
                                Company Info
                                About Us
                                PDF Documents
                                Products (Retail Pricing)
                                Product Info & Prices
                         Login Screen
                                Secure Login
                                Customer Registration
                                Online Ordering
                                (Retail/Wholesale Shopping Cart w/Real Time
                                Credit Card/Check Processing)
                                Order Status (order status & Tracking)
                         Business Opportunity
                                Marketing Plan Info (Description)
                                Prospect Form for Lead Generation
                         Newsletter
                         Contact Us (email form)

     b. Distributor Internet/Intranet Replicator Website. The websites would be automatically generated when a Distributor is Signed Up to be an extension of the corporate website URL i.e.;
     HTTP://WWW.YOURCOMPANY.COM/REP/JOHNDOE.
                 Internet:
                         Menu Buttons:
                              Company Info
                              About Us
                              PDF Documents
                         Products (Retail Pricing)
                                Product Info & Prices
                         Login Screen
                              Secure Login
                              Customer Registration
                              Online Ordering
                              (Retail/Wholesale Shopping Cart w/Real Time
                              Credit Card/Check Processing)
                              Order Status (order status & Tracking)
                         Business Opportunity
                              Marketing Plan Info (Description)

                              Prospect Form for Lead Generation
                         Newsletter
                         Contact Us (email form)

                 Intranet:    Distributor Services (Secure Login Area for
                              Distributor's only)
                              Genealogy Reports
                              Volume & Ranking Information
                              Earnings Info
                              Edit of Personal Information
                              Edit of Personal Web Site Info

                                    EXHIBIT B
                                    ---------
                                   "SCHEDULE"


The implementation schedule is as follows:

1. Commitment
Signing of agreement and placement of order.

2. Phase I - Within 1-2 weeks from commitment date Completion of Programming Specifications for Genesis Project Manager.

3. Phase II - Within 3 Weeks from commitment date
Installation of Beta Version Site for testing and Data Entry of existing Applications. Completion of Compensation Plan.

4. Phase III - Within 1-2 weeks of Beta Installation
Completion and Fine Tuning of all Functions

5. Phase IV - Ongoing Site Management and Administration
Enhancements of Web/Online features, Administration of Web Site, Calculation and Payment of Commissions per agreement to Distributors.

                                    EXHIBIT C
                                    ---------
                           "FEES AND PAYMENT SCHEDULE"


FEES AND PAYMENT SCHEDULE:

     One time Setup/Training Fee                           $38,000.00
     40 Bit SSL VeriSign Secure Certificate & Setup1        $  525.00* 1st year
     Web Server Setup Fee                                   $   49.95
* (payable in advance before website is published)

     Monthly Recurring Fees
     Monthly Management Fee                                $ 2,100.00 per month minimum
     (Administer Corporate/Distributor Data & Websites Calculate and Pay Distributors via InterCash Pay Card.
     Payment to Distributors other than via InterCash Pay Card is at additional Setup Fee and Transaction
     Fees.)
     Corporate Website Monthly Hosting Fee                 $   260.00** per month
     Server Firewall Protection Monthly Fee                $    49.95** per month
** (Web Server includes Dual 1 GHz Processors, 2 GB Disk Storage, 12GB of
Monthly Transfer, 30 Pop3 E-mail Accounts 250MB of Mail Storage, 2 Audio/Video
Streams, Toll Free 365 Day 24/7 Server Tech Support, additional Shared Server capacities available on request at additional charge, see options below for details. Dedicated Server available on request for additional charge. We require two months deposit in advance before website is published, then invoiced monthly)

     Payment Processing Services
     Credit Card Discount Rate                             Per your Vendor
     Credit Card Authorization Attempt                     $      .30 per transaction attempt
     (does not include Discount Rate & Transaction Fee charged by Visa/MC)
     ChecksOnLine(TM) Discount Rate                        1.99% plus $ .30 per transaction

     Replicator Sites for Distributors
     One Time Setup Fee for each Distributor Site          $     1.00
     Monthly Hosting Fee per Distributor Site              $     1.00 per Site
     (After first 2500 Active Distributor's, the Monthly Fee for all
     Distributor's over 2500 will drop to $ .50 per Distributor with a cap at 10,000 Distributor's)

Options
     Custom Programming & Other Services available
     Consulting Services                                   $   250.00 per hour/1 day min.
     Custom programming of new applications                $   125.00 per hour
     Graphics Rendering                                            $   125.00 per hour
     Design, Review & Revision of Compensation Plan        $   250.00 per hour
     Specialized Reports                                                    $   125.00 per hour
     URL Registration                                      $   150.00 (covers first 2 years)
     1Yearly Renewal                                       $   350.00
     Technical trainers for Corporate Meetings             $ 1,500.00 per day plus Travel/Expenses
     Additional Bandwidth Transfer                         $     6.00 per mo per 1GB of Transfer
     Additional POP3 Mailboxes                             $     5.00 per mo per 5 Mailboxes
     Additional Mailboxes Storage                          $     5.00 per mo per 5 MB



ADMINISTRATIVE MANAGEMENT FEES ARE PAID ONE MONTH IN ADVANCE. ALL OTHER MONTHLY FEES ARE INVOICED AT THE END OF THE MONTH AND ARE DUE AND PAYABLE UPON RECEIPT. WE RESERVE THE RIGHT TO DISCONTINUE SERVICE FOR ANY OUTSTANDING INVOICE OVER 30 DAYS OLD. ALL OTHER FEES ARE DUE UPON RECEIPT OF INVOICE (OTHER CONSULTING, TRAINING, ETC.).

Agreement Term is for 2 years with a 60 day written cancellation by either party and shall automatically renew in 1year increments.

The prices shown above are exclusive of freight and any applicable Sales Tax.

The Web Hosting Fees and Secure Certificate Fee will be Invoiced separately and are payable before the website is published as noted above. Failure to pay these Fees in a timely manner will result in the suspension of the Web Hosting Service which will shut down the Customer Web Site.

A deposit of 1/3 of the Setup and Training Fee is due upon signing of the Agreement. An additional 1/3 is due in two weeks from the date of signing of the Agreement and the final 1/3 is due upon completion of "Phase III" as specified above. Once the site has been published for use by Customer's customers and Distributor's, the monthly fees shall commence. All other setup fees are due upon implementation (Web Site Hosting, Merchant Registration for Automated Funds Transfer, URL Registration, VeriSign Secure Certificate Application, Etc.).

All reasonable and customary out of pocket expense incurred by Genesis Consulting or sub-contractors of Genesis Consulting, such as travel, car rental, and lodging shall be reimbursed upon presentation of invoice.

GENERAL TERMS:

         1. CREDIT AND PAYMENT TERMS:
The following general terms and conditions apply to all amounts due from Customer to Company:

         (a) A completed credit application shall be completed before Company will consider extending financing terms.

         (b) All out-of-pocket expenses incurred by Company are due and payable upon receipt of invoice.

         (c) All programming, training, and consulting services provided to Customer are payable upon receipt of invoice.

         (d) Company reserves the right to withhold, documentation and other deliverables in the event of nonpayment by Customer. Company also reserves the right to disable the Software in the event of nonpayment by Customer.

         (e) Company will charge interest of 1.5% per month on all past due accounts.

                                    EXHIBIT D
                                    ---------
                                   "HARDWARE"

Not Applicable

















<

25

                                    EXHIBIT E
                                    ---------
                                   "SERVICES"

         1. Hosting of Corporate and Distributor Website's

         2. Monthly Management & Administration of Corporate & Distributor Website's, Software and Hardware.

         3. Credit Card and Bank Draft Payment Processing Services

         4. Commission Payments to Distributors via InterCash ATM PayCard(TM)

         5. Replicator Sites for Distributor

Options

50 State Sales Tax Calc. & Reporting via Third Party Vendor
Upon written Request from Customer, Company can provide integration to either TaxWare(TM) or Vertex Sales Tax Services at Company's then Hourly Rate.

Custom Programming & Other Services available
(available at Company's  then published Hourly Rate)

         Consulting Services Custom programming of new applications Design, Review & Revision of Compensation Plan Specialized Reports, Billings, Summary Reports Integration to Customers Accounting System URL Registration Technical trainers for Corporate Meetings Procedure and System Documentation

                                    EXHIBIT F
                                    ---------
                                   "TRAINING"


         Not Applicable